SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                          [Amendment No. ___________]

     Filed by the Registrant [X]
     Filed by a party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement
     [ ] Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                           BUCKEYE CELLULOSE CORPATION
                (Name of Registrant as Specified in Its Charter)

    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         ____________________________________________________________________

     (2) Aggregate number of securities to which transactions applies:

         ____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ____________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

         ____________________________________________________________________

     (5) Total fee paid:

         ____________________________________________________________________

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

         ____________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:

         ____________________________________________________________________

     (3) Filing party:

         ____________________________________________________________________

     (4) Date filed:

         ____________________________________________________________________

                                     [LOGO]

                                                                 October 2, 1996

TO THE STOCKHOLDERS OF BUCKEYE CELLULOSE CORPORATION

        In connection with the Annual Meeting of Stockholders of your Corporation to be held on November 1, 1996, we enclose a Notice of Annual Meeting of Stockholders, a proxy statement, and a form of proxy.

        The shareholders are being asked to elect two Class I directors to serve until the Annual Meeting of Stockholders in 1999 or until their successors are duly elected and qualified and to ratify the appointment of Ernst & Young LLP as the Corporation's independent accountants and auditors for fiscal 1997. Information about these matters is contained in the attached proxy statement.

        Detailed information relating to the Corporation's activities and operating performance during fiscal 1996 is contained in the Annual Report to Stockholders of the Corporation, which is being mailed to you with this proxy statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the form of proxy or the 1996 Annual Report, please notify Mimi Hall, Buckeye Cellulose Corporation, 5395 Estate Office Drive, Suite 1, Memphis, Tennessee 38119-3636, (901) 682-1360.

        You are cordially invited to attend the Annual Meeting of Stockholders in person. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. We urge you to return your proxy card in the enclosed envelope as soon as possible.

                                       Sincerely yours,

                                       Robert E. Cannon
                                       Chairman and Chief Executive Offficer

                          BUCKEYE CELLULOSE CORPORATION
                               1001 Tillman Street
                                Memphis, TN 38108

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 1, 1996

        Notice is hereby given that the Annual Meeting of Stockholders of Buckeye Cellulose Corporation (the "Company"), will be held on November 1, 1996, at 4:00 P.M., local time, at the Dixon Gallery & Gardens, 4339 Park Avenue, Memphis, Tennessee 38117, for the following purposes:

        1. To elect two Class I directors to serve a three-year term, or until their successors have been duly elected and qualified.

        2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1997.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on September 5, 1996 are entitled to notice of and to vote at the Annual Stockholders' Meeting.

                                       By Order of the Board of Directors

                                       Henry P. Doggrell
                                       Secretary

                                    IMPORTANT

        WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                          BUCKEYE CELLULOSE CORPORATION
                               1001 TILLMAN STREET
                                MEMPHIS, TN 38108

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 1, 1996

                     INFORMATION CONCERNING THE SOLICITATION

        This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of Buckeye Cellulose Corporation (the "Company") to be held on November 1, 1996 at 4:00 P.M., local time, at Dixon Gallery & Gardens, 4339 Park Avenue, Memphis, Tennessee 38117 and at any adjournment or adjournments thereof.

        At the Annual Meeting, the stockholders will vote to elect two Class I directors and to ratify the appointment of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1997. The affirmative vote of a plurality of the shares present or represented at the meeting, if a quorum exists, is required to elect the directors and to ratify the appointment of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1997. Except with respect to cumulative voting for directors, the holder of each share of the Company's common stock (the "Common Stock") is entitled to one vote on all matters submitted before the Annual Meeting or any adjournments of the Annual Meeting. The Company's Amended and Restated Charter provides for cumulative voting in the election of directors. Each holder of the Common Stock
(i) is entitled to the number of votes equal to the product of the number of shares of Common Stock held by such holder multiplied by the number of directors to be elected and (ii) may cast all of such votes for a single director or may distribute them among any number of the directors to be voted for as such holder may see fit. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

        Stockholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no directions are given, proxies will be voted FOR the election of the nominees named herein as directors and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1997.

        The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the persons named in the enclosed proxy will use their discretion in voting the shares. The proxy may be revoked at any time prior to the voting thereof by written request to the Company at 1001 Tillman Street, Memphis, Tennessee 38108, Attention: Henry P. Doggrell, Secretary. The proxy may also be revoked by submission to the Company of a more recently dated proxy. The giving of the proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person.

        The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile or telegraph by officers, directors and employees of the Company who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection. It is expected that this proxy statement will first be sent to stockholders on October 2, 1996.

                 STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

        Stockholders' proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company no later than July 1, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                          OUTSTANDING VOTING SECURITIES

        Only stockholders of record on September 5, 1996, are entitled to notice of and to vote at the Annual Meeting. On that date there were 19,311,498 shares of Common Stock issued and outstanding. Except with respect to cumulative voting for directors, the holder of each share of Common Stock is entitled to one vote on all matters submitted before the Annual Meeting or any adjournments of the Annual Meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        As of September 5, 1996, the Company's records indicated that the following number of shares were beneficially owned by (i) each person known by the Company to beneficially own more than 5% of the Company's shares; (ii) directors and persons nominated to become directors of the Company and executive officers; and (iii) directors and executive officers of the Company as a group.

                                                      AMOUNT AND NATURE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP (1)    PERCENT OF CLASS(1)

(i)      Robert E. Cannon(2).....................              5,059,816               26.2%
         1001 Tillman Street
         Memphis, TN 38108

         R. Howard Cannon, Trustee(3)...........               4,627,349               24.0
         432 East Racquet Club Place
         Memphis, TN 38117

         David B. Ferraro(4).....................              1,246,474                6.5
         1001 Tillman Street
         Memphis, TN 38108

(ii)     Robert E. Cannon(2).....................              5,059,816               26.2

         David B. Ferraro(4).....................              1,246,474                6.5

         Herman P. van Eck(5)....................                271,364                1.4

         George B. Ellis(6) .....................                376,678                2.0

         R. Howard Cannon(3)....................               4,627,349               24.0

         Red Cavaney(7)..........................                  5,600                 *

         Henry F. Frigon(7)......................                  7,000                 *

         Samuel M. Mencoff(7)(8).................                762,222                3.9

         Harry J. Phillips, Sr.(7)...............                 19,500                 *

(iii)    Directors and Executive Officers as a group           7,748,654               40.0
         (9 persons)(9) .........................

        *  Less than 1%.

(1) Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 19,311,498 shares issued and outstanding. Options to purchase an aggregate of 80,000 shares are exercisable or become exercisable within 60 days. Such shares are deemed to be outstanding for purpose of computing the percentage of outstanding shares owned by such person but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2) Includes 2,313,559 shares held by the Robert E. Cannon Grantor Retained Annuity Trust, R. Howard Cannon, Trustee; 2,313,790 shares held by the Kathryn Gracey Cannon Grantor Retained Annuity Trust, R. Howard Cannon, Trustee; 37,508 shares held by Kathryn Gracey Cannon, as to which Mr. Cannon disclaims voting and investing power; 4,117 shares held in the Company's 401(k) and retirement plans and 32,500 shares issuable upon the exercise of options, which options become exercisable within 60 days. Kathryn Gracey Cannon is the wife of, and R. Howard Cannon is the son of, Robert E. Cannon. The address of each such trust is 432 East Racquet Club Place, Memphis, Tennessee 38117.

(3) Includes 2,313,559 shares held by the Robert E. Cannon Grantor Retained Annuity Trust, R. Howard Cannon, Trustee, and 2,313,790 shares held by the Kathryn Gracey Cannon Grantor Retained Annuity Trust, R. Howard Cannon, Trustee

(4) Incudes 509,882 shares held by the David B. Ferraro Grantor Retained Annuity Trust, Barbara A. Ferraro, Trustee; 3,565 shares held in the Company's 401(k) and retirement plans and 10,000 shares issuable upon the exercise of options, which options become exercisable within 60 days. Barbara A. Ferraro is the wife of David B. Ferraro.

(5) Includes 12,500 shares issuable upon the exercise of options, which options become exercisable within 60 days.

(6) Includes 1,220 shares held in the Company's 401(k) and retirement plans and 5,000 shares issuable upon the exercise of options, which options become exercisable within 60 days.

(7) Includes 5,000 shares issuable upon exercise of options granted under the Company's Stock Option Plan for Non-Employee Directors (the "Formula Plan").

(8) 200,000 shares are held of record by Madison Dearborn Capital Partners, a limited partnership ("MDCP"). Madison Dearborn Partners, L.P. ("MDP"), the general partner of MDCP is the holder of record of 557,222 shares. Investment and voting control over securities owned by MDCP is shared by a committee of the limited partners of MDP (the "L.P. Committee"). Madison Dearborn Partners, Inc. is the general partner of MDP and exercises voting control over securities owned directly or indirectly by MDP. Mr. Mencoff is a member of the L.P. Committee and expressly disclaims beneficial ownership of such shares of Common Stock. The address of MDCP is Three First National Plaza, Suite 1330, Chicago, Illinois 60602.

(9) Includes an aggregate of 80,000 shares issuable upon exercise of options granted under the Formula Plan and the Amended and Restated 1995 Management Incentive and Nonqualified Stock Option Plan (the "1995 Option Plan").

PROPOSAL 1.  ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes, each class to be elected for three-year terms. At the Annual Meeting, two directors in Class I are nominees for election to hold office for a three-year term or until their successors are elected and qualified. If any nominee should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute designated by the Board of Directors. The election of a director requires the affirmative vote of a plurality of shares present or represented at the meeting. The Company's Amended and Restated Charter provides for cumulative voting. Each holder of Common Stock
(i) is entitled to the number of votes equal to the product of the number of shares of Common Stock held by such holder multiplied by the number of directors to be elected and (ii) may cast all of such votes for a single director or may distribute them among any number of the directors to be voted for as such holder may see fit.

        The Board of Directors of the Company recommends the election of the following nominees:

                          CLASS I (TERM EXPIRING 1999)

                                R. Howard Cannon
                             Harry J. Phillips, Sr.

        The following table sets forth certain information regarding each of the Company's directors and executive officers:

    NAME                     AGE                        POSITION

Robert E. Cannon............. 66     Chairman of the Board, Chief Executive
                                     Officer and Director

David B. Ferraro............. 58     President, Chief Operating Officer
                                     and Director

Herman P. van Eck............ 65     Vice President, Sales

George B. Ellis.............. 56     Vice President, Manufacturing

R. Howard Cannon............. 34     Director

Red Cavaney.................. 53     Director

Henry F. Frigon.............. 61     Director

Samuel M. Mencoff ........... 40     Director

Harry J. Phillips, Sr........ 66     Director

        The Board currently consists of seven directors, who are divided into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, successors to the class of directors whose term expires at such meeting will be elected to serve for three-year terms or until their successors are duly elected and qualified. Currently serving as Class I directors are Messrs. Phillips and R. Howard Cannon, as Class II directors are Messrs. Cavaney and Ferraro and as Class III directors are Messrs. Frigon, Mencoff and Robert E. Cannon. The terms of Class I, Class II and Class III are scheduled to expire in 1996, 1997 and 1998, respectively. The Board has the power to appoint the officers of the Company. Each officer will hold office for such term as may be prescribed by the Board and until such person's successor is chosen and qualified or until such person's death, resignation or removal. There are two committees of the Board: the Compensation Committee and the Audit Committee. Currently, Messrs. Phillips (Chairman), Mencoff and Frigon serve on the Compensation Committee and Messrs. Mencoff (Chairman), Cavaney and Phillips are members of the Audit Committee.

        ROBERT E. CANNON has served as Chairman and Chief Executive Officer of the Company since March 1993. Prior to March 1993, Mr. Cannon served as Dean of the College of Management, Policy and International Affairs at Georgia Tech from 1991 through 1992. Mr. Cannon retired from The Procter & Gamble Company, ("Procter & Gamble") in 1991 as a Senior Vice President, a position he had occupied since 1989. From 1981 through 1989, Mr. Cannon served as Group Vice President of Procter & Gamble Industrial Products, a division which included the operations of the Cellulose & Specialties Division of Procter & Gamble ("C&S Division"). Mr. Cannon also served as President of the C&S Division from 1971 through 1981 and joined Procter & Gamble in 1954.

        DAVID B. FERRARO has served as President and Chief Operating Officer of the Company since March 1993. Prior to March 1993, Mr. Ferraro served as Manager of Strategic Planning of Procter & Gamble from 1991 through 1992. Mr. Ferraro served as the C&S Division's President from 1989 through 1991, as its Executive Vice President and Manager of Commercial Operations from 1987 through 1989 and as its Comptroller from 1973 through 1986. Mr. Ferraro joined Procter & Gamble in 1964 and has held various management positions in that company.

        HERMAN P. VAN ECK has served as Vice President, Sales of the Company since March 1993. Mr. van Eck served as Manager of European Sales of the C&S Division from 1988 until March 1993. Mr. van Eck joined Procter & Gamble in 1957 and has held various sales management positions.

        GEORGE B. ELLIS has served as Vice President, Manufacturing of the Company since March 1993. Previously, Mr. Ellis had served as Vice President, Product Supply of the C&S Division since 1988. Mr. Ellis joined Procter & Gamble in 1962 and has held various engineering, operations and manufacturing management positions in the C&S Division.

        R. HOWARD CANNON has served as a Director of the Company since September 1996. Mr. Cannon serves as President of Dryve, Inc. which operates 24 dry cleaning operations. Mr. Cannon received a degree in Industrial Management from Georgia Institute of Technology in 1984. He serves as the sole trustee of the Robert E. Cannon and Kathryn G. Cannon Grantor Retained Annuity Trusts. R. Howard Cannon is the son of Robert E. Cannon.

        RED CAVANEY has served as a Director of the Company since May 1996. Mr. Cavaney currently acts as President, Chief Executive Officer and a director of the American Plastics Council, positions he has held since October 1994. Prior to that time, he served as President of the American Forest & Paper Association ("AF&PA") since its formation in January 1993 and in a variety of positions, including as President, of the AF&PA's predecessor, the American Paper Institute, since March 1983. Mr. Cavaney is also a member of the board of directors of The National Plastics Center & Museum, the American Society of Association Executives and the Institute for Research on the Economics of Taxation.

        HARRY F. FRIGON has served as a Director of the Company since May 1996. He currently serves as Interim Chairman of CompuServe, Inc. Mr. Frigon served as Executive Vice President-Corporate Development and Strategy and as Chief Financial Officer of Hallmark Cards, Inc. from 1991 to 1995. Prior to that time, he served as President and Chief Executive Officer of BATUS Inc. beginning in 1983. Mr. Frigon is also a member of the board of directors of H&R Block Inc., CompuServe, Inc., Dimon International Inc., and Group Technologies Corp.

        SAMUEL M. MENCOFF has served as a Director of the Company since March 1993, having been reelected to the Board in September 1996 as an independent Class III director following a secondary offering of Company Common Stock by MDCP in July 1996. Mr. Mencoff has been principally employed as a Vice President of Madison Dearborn Partners, Inc., the general partner of Madison Dearborn Partners, L.P. ("MDP"), the general partner of MDCP, since January 1993. From November 1987 until January 1993, Mr. Mencoff served as Vice President of First Chicago Venture Capital. Mr. Mencoff is a member of the operating committees of the general partners of Huntway Partners, L.P. and Golden Oak Mining Company, L.P., respectively, and a member of the board of directors of Bay State Paper Holding Company, Riverwood International Corporation, A.J. Land Company and Harvard Gold Mining Company.

        HARRY J. PHILLIPS, SR. has served as a Director of the Company since May 1996. Mr. Phillips currently acts as Chairman of the Executive Committee of the board of directors of Browning-Ferris Industries, Inc., a position he has held since 1988. Prior to that time, he served as Chairman and Chief Executive Officer of Browning-Ferris Industries, Inc. Mr. Phillips is also a member of the board of directors of National Commerce Bancorporation, National Bank of Commerce and RFS Hotel Investors, Inc.

                      REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors is comprised of three Directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation plan.

COMPENSATION PHILOSOPHY AND STRUCTURE

        The Compensation Committee believes that executive compensation should be heavily influenced by the Company's financial performance. Total compensation levels are designed to attract, retain and reward executives who contribute to the long-term success of the Company. Compensation for Company executives is comprised of three principal components: salary and benefits, annual incentive bonus compensation and long-term, equity-based incentive compensation.

        The Company seeks to provide salary and benefit levels that are comparable to companies that perform similarly. Salary targets are established for various officer positions based on surveys of relevant industries conducted by outside compensation consultants. Utilizing these targets, individual salaries are established based on individual performance in meeting Company objectives.

        During 1996, the Company paid bonuses averaging 7.5% of base salary to all employees, including officers, under a broad-based profit sharing plan for all employees. This profit sharing plan provides for bonuses of up to 15% of base salary contingent upon the Company's business performance as defined by meeting specific annual financial targets.

        The Company also made payments under an annual incentive bonus plan for officers and certain management employees during 1996. This plan allows participants to be awarded additional bonuses related to the compensation surveys referred to above, individual performance and the Company's business performance.

        In addition, during 1996, the Company made long-term incentive awards in the form of stock options to officers and certain managers. The purpose of these awards is to focus the attention of its officers on the long-term performance of the business and to strengthen the alignment of stockholder and management interests in share price appreciation.

CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER

        Policies with respect to the compensation of the Chief Executive Officer and Chief Operating Officer are essentially the same as those for other officers, except that their compensation is directly established by the Compensation Committee. The annual compensation and incentive bonuses of the Chief Executive Officer and the Chief Operating Officer for 1996 reflect the Company's overall excellent performance during 1996.

                                            COMPENSATION COMMITTEE:
                                            HARRY J. PHILLIPS, SR., CHAIRMAN
                                            HENRY F. FRIGON
                                            SAMUEL M. MENCOFF


    INFORMATION REGARDING MEETINGS OF DIRECTORS AND COMPENSATION OF DIRECTORS

        During the last fiscal year, the Board of Directors held five meetings. No director attended less than 75% of the meetings held during his term in fiscal 1996. Directors who are employees of the Company are not entitled to receive any fees for serving as directors. Non-employee directors are not entitled to receive fees for serving as directors; however, pursuant to the Company's Stock Option Plan for Non-Employee Directors, Messrs. Cavaney, Frigon, Mencoff and Phillips, as independent directors, received a grant of options to acquire 25,000 shares of Common Stock at the prevailing market price at the time of the grant, with options to acquire 5,000 shares having vested on the date of the grant and the remainder vesting equally over the next four anniversary dates of the grant. All directors are reimbursed for out-of-pocket expenses related to their services as directors.

                             EXECUTIVE COMPENSATION

        The following summary compensation table sets forth the annual and long-term compensation paid or deferred by the Company to or for the account of the Chief Executive Officer of the Company and the three other most highly compensated executive officers for each of fiscal years 1996, 1995 and 1994 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                       Annual Compensation      Long Term Compensation
                                  ------------------------------- -------------------
                                                                        Awards
                                                                  --------------------
                                  Fiscal                          Securities underlying  All other compensation
     Name and Position             Year  Salary ($)    Bonus ($)   Options/SARS (#)(1)        ($)(2)
--------------------------        ------ ----------- ------------ -------------------     -------------
Robert E. Cannon ...............   1996   $475,000   $320,625          65,000                $78,322
  Chairman and Chief Executive .   1995    428,625    275,149            --                   67,681
  Officer ......................   1994    356,708    243,003          22,500                 53,506

David B. Ferraro ...............   1996   $389,423   $253,125          50,000                $63,972
  President and Chief Operating    1995    355,451    215,057            --                   57,086
  Officer ......................   1994    257,958    172,927           9,100                 38,694

Herman P. van Eck(3) ...........   1996   $410,522   $ 80,115          25,000                $71,733
  Vice President, Sales ........   1995    385,986     82,985            --                   75,927
                                   1994    277,435    102,707           2,500                 50,046

George B. Ellis ................   1996   $237,821   $ 67,188          25,000                $38,989
  Vice President, ..............   1995    222,275     70,106            --                   35,366
  Manufacturing ................   1994    183,077     91,880           2,500                 27,461

(1) The options granted in 1996 were pursuant to the 1995 Stock Option Plan. The options granted in 1994 were granted under the 1994 Incentive Stock Option Plan for Management Employees of Buckeye Cellulose Corporation (the "1994 Option Plan") and the 1994 Incentive Stock Option Plan for Management Employees of Buckeye Florida Corporation (the "Florida Option Plan"). All options granted under the 1994 Option Plan and the Florida Option Plan have been exercised. Subsequently, the 1994 Option Plan and the Florida Plan were terminated.

(2) Amounts consist of accruals under the Buckeye Retirement Plan (the "Retirement Plan") and the Buckeye Retirement Plus Savings Plan (the "Retirement Plus Plan"), both of which are defined contribution retirement plans covering substantially all employees. The Company contributed 1% of the employee's base compensation plus 1/2% for each year of service up to a maximum of 11% of the employee's base compensation under the Retirement Plan. The Retirement Plus Plan provides for additional contributions by the Company of 4% during years when the Board, at its sole discretion, decides the Company has been financially successful. For fiscal years 1996, 1995 and 1994, contributions under the Retirement Plus Plan equalled; (i) in the case of Mr. Cannon, $20,886, $18,048 and $14,268, respectively; (ii) in the case of Mr. Ferraro, $17,059, $15,223 and $10,319, respectively; and
        (iii) in the case of Mr. Ellis, $10,397, $9,431 and $7,323, respectively. Amounts received by Mr. van Eck consist of accruals under the Company's retirement plan in effect pursuant to Swiss statutory requirements.

(3) Mr. van Eck's compensation (other than that granted in options) is paid in Swiss francs. Amounts have been translated to U.S. dollars at the rate of $1.00 to SF 0.8411 for 1996, $1.00 to SF 1.2489 for 1995 and
        $1.00 to SF 1.433 for 1994.

        The following table discloses the grant of stock options in fiscal 1996 to the named executive officers.

                          OPTION GRANTS IN FISCAL 1996

                                Individual Grants
--------------------------------------------------------------------------------
                                 Percent of total                                    Potential realizable value at
                                 options granted to   Exercise or b                  assumed annual rate of stock price
                     Options     employees in fisal   price ($/sh)                   appreciation for 10-yr option term
       NAME          granted (#)       year                        Expiration date      5% ($)       10% ($)
------------------   ----------- ------------------   ------------ ---------------   ---------     ----------
Robert E. Cannon..   65,000            6.5%              $18.50       11/22/05        $756,210     $1,916,395
David B. Ferraro..   50,000            5.0                18.50       11/22/05         581,700      1,474,150
Herman P. van Eck.   25,000            2.5                18.50       11/22/05         290,850        737,075
George B. Ellis...   25,000            2.5                18.50       11/22/05         290,850        737,075

        The following table discloses, for the named executive officers, information regarding stock options held at the end of or exercised in fiscal 1996 pursuant to the 1994 Option Plan, the Florida Option Plan and the 1995 Option Plan.


                      Aggregated Option/SAR Exercises in Last Fiscal Year
                             AND FISCAL YEAR-END OPTION/SAR VALUES

                                                           Securities underlying  Value of unexercised in-
                      Shares acquired          Value        unexercised options   the-money options at
       Name         on Exercise (#)(1)   Realized($)(2)    at June 30, 1996 (3)   June 30, 1996 ($)(3)(4)
------------------- -----------------    --------------    ---------------------  -----------------------
Robert E. Cannon...      271,146            $923,531               65,000           $536,250
David B. Ferraro...      242,348             841,650               50,000            412,500
Herman P. van Eck..       60,234             205,156               25,000            206,250
George B. Ellis....       64,283             218,950               25,000            206,250

(1)     Options were exercised in October 1995.
(2) The fair market value of $3.77 for the underlying shares of Common Stock was determined by the Company based on an economic model established by an independent appraiser.
(3)     No options were exercisable at June 30, 1996.
(4)     Based on $26.75 per share.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Phillips, Mencoff and Frigon served as members of the Compensation Committee of the Board of Directors during fiscal 1996. No members of the Committee are employees of the Company.

                             STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder returns since the Company's initial public offering in November 1995 with returns based on the New York Stock Exchange (SIC 2600-2699 U.S. companies) index and the index of S&P 500. The graph assumes $100 invested on November 22, 1995.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

CRSP Total Returns Index for:      11/22/95  12/29/95  03/29/96  06/28/96
-----------------------------      --------  --------  --------  --------
Buckeye Cellulose Corporation        100.0     113.5     118.1     141.9
S&P 500 Stocks                       100.0     103.1     108.8     113.7
NYSE Stocks (SIC 2600-2699           100.0     102.9     103.7     105.4
US Companies) Paper and
allied products

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company was party to a Corporate Services Agreement with Buckeye Florida Limited Partnership, an affiliated company ("Buckeye Florida Partners"), from March 1993 until November 1995 pursuant to which the Company provided Buckeye Florida Partners with certain sales and administrative services. Under this agreement, the Company performed all of the sales functions for Buckeye Florida Partners' products and received a sales commission on certain of such products. During fiscal 1996, prior to November 22, 1995, commission income recorded by the Company on Buckeye Florida Partners' sales was approximately $3.9 million. The Company also provided to Buckeye Florida Partners corporate management, research, administrative and other services substantially similar to those historically provided to Buckeye Florida Partners' plant in Perry, Florida (the "Foley Plant"), by the C&S Division. Buckeye Florida Partners paid to the Company an allocated cost of such services based upon the tonnage of pulp shipped by the Foley Plant. During fiscal 1996, prior to November 22, 1995, costs allocated to Buckeye Florida Partners for such services were approximately $5.1 million. In November 1995, pursuant to the Company's initial public offering of common stock, the Company was reorganized and Buckeye Florida Partners became a wholly owned subsidiary of the Company (the "1995 Business Combination Transactions"). All intercompany transactions have been eliminated from the Company's financial statements.

        Messrs. Cannon and Ferraro have each been issued Master Promissory Notes by Union Planters National Bank (the "Bank"), both dated March 21, 1994, in the amounts of approximately $2.3 million and $600,000, respectively, or such lesser amounts as may be periodically requested by each of the respective noteholders. Each of the notes is secured, pursuant to two security agreements between the Bank and Buckeye Florida Partners dated the same date as the notes, by Bank certificates of deposit in the name of Buckeye Florida Partners in the amounts of approximately $2.3 million and $600,000, respectively. Both of the notes, which mature on July 1, 1998, bear interest at a per annum rate equal to 200 basis points in excess of the respective amounts paid by the Bank on the certificates of deposit used as collateral for the notes. Such rates are automatically adjusted every six months to correspond with the adjustments made at such time to the rates payable on the certificates of deposit. As security for Buckeye Florida Partners' having provided these certificates of deposit as collateral for the notes issued to Messrs. Cannon and Ferraro, Buckeye Florida Partners has entered into Pledge and Security Agreements with each of Messrs. Cannon and Ferraro, both dated March 22, 1994, pursuant to which such individuals have pledged specified numbers of shares of Common Stock, together with subsequently acquired shares, dividend and other rights with respect thereto, to Buckeye Florida Partners. Subsequent to the 1995 Business Combination Transactions, Messrs. Cannon and Ferraro have been required to maintain only such shares of Common Stock as are necessary to provide a collateral amount of at least 115% of the amount of the certificates of deposit securing their respective note obligations. The pledge and security agreements will terminate upon payment in full of all amounts payable in connection with the notes.

        In connection with the formation of Buckeye Florida Corporation, a subsidiary of the Company, MDCP purchased a $4.0 million promissory note dated March 16, 1993. On March 22, 1994, Buckeye Florida Corporation repaid to MDCP approximately $4.0 million of principal and accrued interest on such note and issued to MDCP a replacement promissory note of approximately $482,000. This note, together with accrued interest thereon, was repaid in November 1995.

        On July 2, 1996, BKI Investment Corp., a wholly owned subsidiary of the Company, purchased 2,259,887 shares of Common Stock held by MDCP for $22.125 per share.

    PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
         COMPANY'S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR FISCAL 1997

        The Board of Directors has confirmed the appointment by the Audit Committee of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1997. Ernst & Young LLP served as independent accountants and auditors of the Company for the year ended June 30, 1996. Representatives of the firm will be present at the Annual Meeting, have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1997.

        The Board of Directors recommends voting FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accountants and auditors for fiscal 1997.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The federal securities laws require the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended June 30, 1996, all of the Company's officers and directors made all required filings.

                                  OTHER MATTERS

        The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

        UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO MIMI HALL, BUCKEYE CELLULOSE CORPORATION, 5395 ESTATE OFFICE DRIVE, SUITE 1, MEMPHIS, TENNESSEE 38119-3636, (901) 682-1360.

                                       BY ORDER OF THE BOARD OF DIRECTORS

Memphis, Tennessee                     Henry P. Doggrell
October 2, 1996                        Secretary

                                      PROXY

                          BUCKEYE CELLULOSE CORPORATION
                     1001 TILLMAN STREET, MEMPHIS, TN 38108

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Henry P. Doggrell, R. Neil O'Brien and David H. Whitcomb, or any of them, with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of Buckeye Cellulose Corporation (the "Company") at the close of business on September 5, 1996, which I would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Dixon Gallery & Gardens, 4339 Park Avenue, Memphis, TN 38117 on November 1, 1996, at 4:00 P.M., local time, and at any and all adjournments, upon the matters set forth in the notice of said meeting. The Proxy is further authorized to vote in his discretion as to any other matters which may come before the meeting. The Board of Directors at the time of preparation of the Proxy Statement knows of no business to come before the meeting other than that referred to in the Proxy Statement.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.

        (1) Election of two (2) Class I Directors. The Board of Directors recommends a vote FOR the election of the nominees.

               |_|    FOR all nominees listed below:

                      Class I       R. Howard Cannon
                                    Harry J. Phillips, Sr.

               |_|    WITHHOLD AUTHORITY to vote for all nominees.

                INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

                ---------------------------------------------------------------

        (2) To ratify the selection of Ernst & Young LLP as the Company's independent accountants and auditors for the fiscal year 1997. The Board of Directors recommends a vote FOR the proposal.

               |_|    For
               |_|    Against
               |_|    Abstain

The undersigned hereby acknowledges receipt of notice of said meeting and the related Proxy Statement.

Dated:  _______ __, 1996        Signed

[Label to be placed here]       Signed

                                Stockholder signs here exactly as shown on the label affixed hereto. Administrator, Trustee, or Guardian, please give full title. If more than one Trustee, all should sign. All Joint Owners should sign.

Please indicate if you plan to attend the Stockholders' Meeting. ___Yes ___No
    PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.